Exhibit 10.13

May 12, 2010

To:	Mecox Lane Limited

22nd Floor, Gems Tower

Building 20, No. 487, Tianlin Road

Shanghai 200233, China

Re:	Consent Letter

Dear Sirs:

We hereby refer to the Shareholders Agreement entered into by and among Iconix China Limited, Rampage China Limited and Mecox Lane Limited as of December 8, 2008 (as amended, the “Shareholders Agreement”), and the Trademark Assignment Agreement entered into by and between Iconix China Limited and Rampage China Limited as of April 8, 2009 (as amended, the “Trademark Agreement”), both of which were assigned by Iconix China Limited to ICL-Rampage Limited in February 2010. Under these two agreements, we agree to assign and/or license or procure the assignment and/or licensing of all of the rights, titles and interests in and to certain trademarks relating to the Rampage brand (the “Rampage Trademarks”) to Rampage China Limited.

In order to realize the purposes of the parties under the above agreements, Mecox Lane Limited and its affiliates established Shanghai Rampage Shopping Co., Ltd. (“Shanghai Rampage”) in China in 2008, and Mecox Lane Limited and its affiliates began designing, promoting and selling products bearing the Rampage Trademarks and managing the Rampage brand in China in February of 2009 (all these activities hereinafter referred to as “Existing Activities Prior to the Trademark Agreement Date”).

We hereby consent to and ratify any and all of the Existing Activities Prior to the Trademark Agreement Date conducted by Mecox Lane Limited and its affiliates (including Shanghai Rampage), and we further waive, release and discharge Mecox Lane Limited and any of its affiliates from and against any and all claims and demands which we had or have against Mecox Lane Limited or any of its affiliates in connection with the Existing Activities Prior to the Trademark Agreement Date (the “Claims”), to the extent that we would not be entitled to such Claims had the Trademark Agreement been entered into prior to the date Shanghai Rampage was incorporated.

[Signature page follows]

Very truly yours,

Iconix China Limited

By:	/s/ Veronica Chou
Name: Veronica Chou
Title: Director

ICL-Rampage Limited

By:	/s/ Veronica Chou
Name: Veronica Chou
Title: Director

(Signature page of the Consent Letter)